Exhibit 99.1

DBGI Cancels 7.1 Million Pre-Funded Warrants to Protect Shareholders Pending Legal Investigation

This is Due to Shareholder Demand for Corporate Transparency Regarding Collusion, Acting in Concert, Multiple Violations of the 4.99% rule, Using Foreign Silent Partners as Nominees and Transfer Agent Discrepancies

Austin, Texas – June 15, 2026 – DBGI Corp. (NASDAQ:DBGI) a publicly traded company specializing in eCommerce and fashion today announced that it has cancelled 7.1 million pre-funded warrants to protect shareholders pending a legal investigation.

The Company has been notified by concerned shareholders regarding a troubling series of events concerning collusion, acting in concert, multiple violations of the 4.99% rule, using foreign silent partners as nominees and transfer agent discrepancies.

Shareholders and stakeholders are actively seeking immediate clarification and corrective action from the Board of Directors regarding these concerns. The Company remains committed to adhering to SEC regulations and ensuring a fair, transparent market for all investors. Further updates will be provided as this matter develops.

Concerns Over Collusion and Ownership Caps

Pre-funded warrants are typically structured with a 4.99% or 9.99% beneficial ownership blocker to prevent individual entities from triggering change-of-control provisions or crossing SEC reporting thresholds. Shareholders have raised serious red flags regarding a concerted effort by certain entities to circumvent these caps. The Company is being urged to investigate whether related parties and attribution affiliates are coordinating (colluding) and acting in concert to exert disproportionate control over the share price and trading activity through, including share price manipulation.

Using Foreign Silent Partners as Nominees

Shareholders are requesting a formal investigation into suspected misconduct, market manipulation, and the undisclosed use of foreign silent partners as nominees. The complaint alleges that certain entities transferred pre-funded warrant allocations to foreign silent partners to collude, control share allocations, and artificially manipulate share prices. Share transfers and Share Purchase Agreements (SPAs) were submitted to the transfer agent.

Transfer Agent (TA) Errors and Share Count Discrepancies

Beyond control and collusion concerns, and the 4.99% beneficial ownership issues and using foreign silent partners as nominees, there are glaring inaccuracies in the outstanding warrant total and records logged per entity given the SPA’s and transfer agreements that that a single controlling party from this group provided to the transfer agent.

Accurate records are critical to maintaining compliance with the Securities and Exchange Commission (SEC) and exchange listing rules.

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact
Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting DBG and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding DBG’s plans, objectives, projections and expectations relating to DBG’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. DBG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of DBG to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; the level of consumer demand for apparel and accessories; disruption to DBGs distribution system; the financial strength of DBG’s customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; DBG’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; intense competition from online retailers; manufacturing and product innovation; increasing pressure on margins; DBG’s ability to implement its business strategy; DBG’s ability to grow its wholesale and direct-to-consumer businesses; retail industry changes and challenges; DBG’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that DBG’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; DBG’s ability to properly collect, use, manage and secure consumer and employee data; stability of DBG’s manufacturing facilities and foreign suppliers; continued use by DBG’s suppliers of ethical business practices; DBG’s ability to accurately forecast demand for products; continuity of members of DBG’s management; DBG’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; DBG’s ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; adverse or unexpected weather conditions; DBG’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent DBG from fulfilling its financial obligations; and climate change and increased focus on sustainability issues. More information on potential factors that could affect DBG’s financial results is included from time to time in DBG’s public reports filed with the SEC, including DBG’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.